Exhibit 5.1

111 Congress Avenue, Suite 1700 Austin, Texas 78701 512.320.9200 Phone 512.320.9292 Fax andrewskurth.com

September 26, 2006

Active Power, Inc.

2128 W. Braker Lane, BK12

Austin, Texas 78758

Ladies and Gentlemen:

We have acted as counsel to Active Power, Inc., a Delaware corporation (“Active Power”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on September 1, 2006. The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), (a) by Active Power of, among other securities, (i) common stock, par value $0.001 per share (the “Common Stock”), of the Company (the “Company Common Shares”), (ii) preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii) debt securities (the “Debt Securities”), (iv) warrants (the “Warrants”), and (v) units (the “Units”); and (b) by certain selling securityholders (the “Selling Securityholders”) to be identified in one or more Prospectus Supplements, of shares of Common Stock (the “Secondary Common Shares,” and collectively with the Company Common Shares, the “Common Shares”). The Common Shares, Preferred Stock, Debt Securities, Warrants and Units are referred to herein collectively as the “Securities.”

The Debt Securities will be issued pursuant to (i) a senior indenture (the “Senior Indenture”) or (ii) a subordinated indenture (the “Subordinated Indenture” and together with the Senior Indenture, the “Indentures”), in each case, between Active Power and the financial institution to be named therein, as trustee. The Warrants will be issued pursuant to a warrant agreement (the “Warrant Agreement”) between Active Power and a warrant agent.

In arriving at the opinions expressed below, we have examined the following:

(i) the Restated Certificate of Incorporation of Active Power, certified by the Secretary of State of the State of Delaware on September 19, 2006 and certified by the Secretary of Active Power as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of Active Power referred to below;

(ii) the Amended and Restated Bylaws of Active Power, certified by the Secretary of Active Power as presently in effect and as in effect at the time of the adoption of the resolutions of the board of directors of Active Power referred to below (collectively with (i) and (ii) above, the “Organizational Documents”);

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September 26, 2006

(iii) a copy of certain resolutions of the board of directors of Active Power adopted on August 23, 2006 certified by the Secretary of Active Power;

(iv) a certificate from the Secretary of State of the State of Delaware dated September 13, 2006 as to the good standing and legal existence under the laws of the State of Delaware of Active Power;

(v) the Registration Statement;

(vi) the Prospectus;

(vii) the Indentures in the forms filed as Exhibits 4.1 and 4.2 to the Registration Statement; and

(viii) the originals or copies, certified or otherwise identified to our satisfaction, of such other instruments and other certificates of public officials, officers and representatives of Active Power and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals, and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies. In conducting our examination of documents executed by parties other than Active Power, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below with respect to the Securities, we have assumed that:

(i) the Organizational Documents of Active Power will not have been amended in any manner that would affect any legal conclusion set forth herein;

(ii) any Certificate of Designation in respect of Preferred Stock to be offered pursuant to the Registration Statement will be in conformity with the Organizational Documents of Active Power and with applicable law;

(iii) the consideration paid for any shares of Common Stock (other than Secondary Common Shares) or Preferred Stock will comply with Section 152 of the Delaware General Corporation Law or any successor provision;

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September 26, 2006

(iv) any Supplemental Indenture to any of the Indentures and any resolutions of the board of directors of Active Power and/or any officer’s certificate executed and delivered pursuant to any of the Indentures, in any such case, pursuant to which any Debt Securities are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities will comply with such Indenture as then supplemented (including by any such Supplemental Indenture) and any such resolutions of the board of directors of Active Power and/or officer’s certificate;

(v) the form and terms of such Debt Securities, when established, the form and terms of any Warrants or Units, and the form and terms of any and all Securities or other securities (or other obligations, rights, currencies, commodities or other subject matter) comprising the same or subject thereto (in the case of the Warrants and Units), the issuance, sale and delivery thereof by Active Power, and the incurrence and performance of any issuer’s respective obligations thereunder or in respect thereof (including, without limitation, its obligations under any related Indenture, Warrant Agreement or Unit agreement) in accordance with the terms thereof, will comply with, and will not violate, any of the Organizational Documents of Active Power or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon Active Power, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity, and (without limiting the generality of the foregoing) Section 5-501.6.b of the New York General Obligations Law will apply in the case of all such Debt Securities; and

(vi) the receipt by each person to whom or for whose benefit a Security is to be issued (collectively, the “Beneficial Holders”) of a certificate for such Security or the receipt by an agent, on behalf of all Beneficial Holders of the class or series of Securities of which such Security is one, of a global security then evidencing such Securities, and the issuance and sale of and payment for the Securities so acquired, in accordance with the applicable purchase, underwriting or similar agreement approved by the board of directors of each affected issuer and the Registration Statement (including the Prospectus and the applicable Prospectus Supplement).

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. With respect to the Company Common Shares, when (a) Active Power has taken all necessary action to approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (b) such Company Common Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the board of directors (or duly constituted and acting committee of the board of directors) of Active Power, upon payment (or delivery) of the consideration therefor provided for therein, such Company Common Shares will be validly issued, fully paid and nonassessable. The Secondary Common Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

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2. With respect to the Preferred Stock, assuming the (a) taking by the board of directors (or duly constituted and acting committee of the board of directors) of Active Power of all necessary corporate action to authorize and approve the issuance and terms of a series of the Preferred Stock, (b) due filing with the Office of the Secretary of State of Delaware of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued and (c) due issuance and delivery of such series of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the board of directors (or duly constituted and acting committee of the board of directors) of Active Power, such series of the Preferred Stock will be validly issued, fully paid and nonassessable.

3. With respect to any series of Debt Securities to be issued under the Senior Indenture, when (a) the applicable supplement, if any, to the Senior Indenture, has been duly authorized and validly executed and delivered by Active Power and the trustee under the Senior Indenture, or the applicable resolution of the board of directors (or duly constituted and acting committee of the board of directors) of Active Power has been duly authorized and validly executed and delivered by Active Power, or the applicable officer’s certificate has been validly executed and delivered by a duly authorized officer of Active Power, in each case, in accordance with the terms of the Senior Indenture, (b) the Senior Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) Active Power has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Senior Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors (or duly constituted and acting committee of the board of directors) of Active Power, upon payment (or delivery) of the consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of Active Power.

4. With respect to any series of Debt Securities to be issued under the Subordinated Indenture, when (a) the applicable supplement, if any, to the Subordinated Indenture has been duly authorized and validly executed and delivered by Active Power and the trustee under the Subordinated Indenture, or the applicable resolution of the board of directors (or duly constituted and acting committee of the board of directors) has been duly authorized and validly executed and delivered by Active Power, or the applicable officer’s certificate has been validly executed and delivered by a duly authorized officer of Active Power, in each case, in accordance with the terms of the Subordinated Indenture, (b) the Subordinated Indenture, as then and theretofore supplemented, has been duly qualified under the Trust Indenture Act of 1939, as amended, (c) Active Power has taken all necessary action to approve the issuance and terms of such series of Debt Securities, the terms of the offering thereof and related matters and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of the Subordinated Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors (or duly constituted and acting committee of the board of directors) of Active Power, upon payment (or delivery) of the

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consideration therefor provided for therein, the Debt Securities of such series will constitute valid and legally binding obligations of Active Power.

5. With respect to Warrants to be issued under a Warrant Agreement, when (a) Active Power has taken all necessary action to approve the issuance and terms of such Warrants, the terms of the offering thereof and related matters, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by Active Power and the warrant agent under the Warrant Agreement and (c) such Warrants have been duly executed, authenticated, issued and delivered in accordance with the terms of the Warrant Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors (or duly constituted and acting committee of the board of directors) of Active Power, upon payment (or delivery) of the consideration therefor provided for therein, such Warrants will constitute valid and legally binding obligations of Active Power.

6. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve (i) the issuance and terms of the Units, (ii) the issuance and terms of the Common Stock which is a component of the Units, the terms of the offering thereof and related matters, (iii) the issuance and terms of the Preferred Stock which is a component of the Units, the terms of the offering thereof and related matters, (iv) the issuance and terms of the applicable series of Debt Securities which are a component of the Units, the terms of the offering thereof and related matters, and (v) the execution and terms of the Warrants which are a component of the Units, the terms of the offering thereof and related matters, and (b) due execution, authentication, in the case of the applicable series of Debt Securities, issuance and delivery of (i) the applicable Units and (ii) such series of Debt Securities, in each case upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of Active Power and otherwise in accordance with the provisions of the applicable Indenture, in the case of a series of Debt Securities, such Units will constitute valid and legally binding obligations of Active Power.

Each of our opinions above are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

We express no opinion other than as to the laws of the State of New York and the General Corporation Laws of the State of Delaware. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not admit that we are “experts” under the Securities Act or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is

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expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,

/s/ Andrews Kurth LLP